Exhibit 10.2

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

MOBILE INFRA OPERATING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President, Treasurer and Secretary

[Signature page to Guaranty of Recourse Obligations]

GUARANTOR:

/s/ Stephanie Hogue
STEPHANIE L. HOGUE, an individual

[Signature page to Guaranty of Recourse Obligations]

GUARANTOR:

/s/ Manuel Chavez
MANUEL CHAVEZ III, an individual

[Signature page to Guaranty of Recourse Obligations]

GUARANTY OF RECOURSE OBLIGATIONS

This **GUARANTY OF RECOURSE OBLIGATIONS** (this "***Guaranty***"), dated as of December 6, 2024, made by **MOBILE INFRA OPERATING COMPANY, LLC**, a Delaware limited liability company, having an address at 30 West 4th Street, Cincinnati, Ohio 45202 ("***Entity Guarantor***"), and **STEPHANIE L. HOGUE**, an individual, and **MANUEL CHAVEZ III**, an individual, each having an address c/o Mobile Infrastructure Corporation, 30 West 4th Street, Cincinnati, Ohio 45202 (each an "***Individual Guarantor***", collectively, the "***Individual Guarantors***", together with Entity Guarantor, jointly and severally, to the extent of its Guaranteed Obligations (as defined below), each a "***Guarantor***" and collectively, "***Guarantors***"), in favor of **ARGENTIC REAL ESTATE FINANCE 2 LLC**, a Delaware limited liability company having an address at 31 West 27th Street, 12th Floor, New York, New York 10001 (together with its successors and assigns, "***Lender***").

R E C I T A L S:

A. Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented, restated or replaced from time to time, the "***Loan Agreement***") between **222 W 7TH HOLDCO, LLC**, **322 STREETER HOLDCO, LLC**, **MVP HAWAII MARKS GARAGE, LLC**, **222 SHERIDAN BRICKTOWN GARAGE, LLC**, **MVP INDIANAPOLIS CITY PARK GARAGE, LLC**, **DENVER 1725 CHAMPA STREET GARAGE, LLC** and **1W7 CARPARK, LLC**, each a Delaware limited liability company (individually and/or collectively as context may require, "***Borrower***"), and Lender, Lender has agreed to make a loan (the "***Loan***") to Borrower in the original principal amount of $75,500,000.00, subject to the terms and conditions of the Loan Agreement;

B. As a condition to Lender's making the Loan, Lender is requiring that Guarantors execute and deliver to Lender this Guaranty; and

C. Each Guarantor hereby acknowledges that Guarantors own direct or indirect ownership interests in Borrower and, accordingly, Guarantors will materially benefit from Lender's agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, each Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1. Definitions.

(a) All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b) The term "***Guaranteed Obligations***" means:

(i) with respect to the Entity Guarantor: (A) Borrowers' Recourse Liabilities, (B) from and after the date that any Springing Recourse Event occurs, payment of all the Debt as and when the same is due in accordance with the Loan

Documents (and whether accrued prior to, on or after such date) and (C) all of the Environmental Guaranteed Obligations; and

(ii) with respect to the Individual Guarantors: (A) Borrowers' Recourse Liabilities for fraud or willful misconduct by or on behalf of any Borrower, Sole Member, Guarantor, any Affiliate of any Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO); and (B) from and after the date that any Springing Recourse Event in clauses (iii), (v), (vi), (vii) and (viii) of Section 10.1 of the Loan Agreement occurs, payment of all the Debt as and when the same is due in accordance with the Loan Documents (and whether accrued prior to, on or after such date).

(c) The term "***Harvest Credit Agreement***" means that certain Credit Agreement, dated as of September 11, 2024, by and among the Parent, the lenders party thereto and Harvest Small Cap Partners, L.P., as administrative agent.

(d) The term "***Harvest Credit Facility***" means the $40,400,000 revolving credit facility pursuant to, and in accordance with, the Harvest Credit Agreement.

2. Guaranty.

(a) Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender (i) the full, prompt and complete payment when due of its Guaranteed Obligations and (ii) to the extent applicable pursuant to the terms of the Loan Documents, the full, prompt and complete performance when required of its Guaranteed Obligations.

(b) All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c) Each Guarantor hereby agrees to pay, protect, indemnify, defend and save harmless Lender from and against any and all fees, costs, losses, liabilities, obligations, claims, causes of action, suits, demands, judgments, expenses and damages, including reasonable attorneys' fees and disbursements, of any nature or description which Lender may suffer or incur, or which otherwise may arise by reason of Borrower's failure to pay or perform any of the Guaranteed Obligations when due, irrespective of whether such fees, costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender's declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d) Each Guarantor agrees that no portion of any sums applied (other than sums received from such Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been indefeasibly paid in full, or Guarantors shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3. **Representations and Warranties**. (a) Each Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(i) **Enforceability**. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law).

(ii) **No Violation**. The execution, delivery and performance by such Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to such Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of such Guarantor pursuant to the terms of such Guarantor's certificate of formation (if applicable), or any mortgage, indenture, agreement or instrument to which such Guarantor is a party or by which it or any of its properties is bound. Such Guarantor is not in default under any other guaranty which it has provided to Lender.

(iii) **No Litigation**. There are no actions, suits or proceedings at law or at equity, pending or, to such Guarantor's knowledge, threatened against or affecting such Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which could reasonably be expected to have a Material Adverse Effect on affect the financial condition of such Guarantor or the ability of such Guarantor to perform any of its obligations under this Guaranty. Such Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect on the financial condition of such Guarantor or the ability of such Guarantor to perform any of its obligations under this Guaranty.

(iv) **Consents**. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the "***Consents***") that are required in connection with the valid execution, delivery and performance by such Guarantor of this Guaranty have been obtained and such Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor's obligations under this Guaranty will be obtained when required.

(v) **Other Information**. None of the certificates or statements furnished to Lender by or on behalf of such Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Such Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other

applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render such Guarantor insolvent.

(vi) **Consideration**. Such Guarantor is the owner, directly or indirectly, of certain legal and beneficial equity interests in Borrower. Such Guarantor has received good, valuable and adequate consideration in exchange for its execution and delivery of this Guaranty.

(vii) **Execution**. This Guaranty has been duly executed and delivered by Guarantor.

(b) Entity Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(i) **Organization and Authority**. Entity Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith.

(ii) **Financial Statements and Other Information**. All financial statements of Entity Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Entity Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

4. <u>Financial Statements</u>. Entity Guarantor shall deliver to Lender:

(a) within one-hundred and twenty (120) days after the end of each fiscal year of Entity Guarantor, (i) a complete copy of Entity Guarantor's annual consolidated financial statements audited by a "big four" accounting firm, Grant Thornton LLP or another independent certified public accountant reasonably acceptable to Lender, including statements of income and expense and a balance sheet for Entity Guarantor and (ii) a certificate of the chief financial officer of Entity Guarantor (y) setting forth in reasonable detail the Net Worth (as defined below) of Entity Guarantor as of the end of such prior fiscal year in form, content, level of detail and scope reasonably acceptable to Lender and (z) certifying that such annual financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition of Entity Guarantor;

(b) within forty-five (45) days after the end of each fiscal quarter of Entity Guarantor, (i) quarterly consolidated financial statements of Entity Guarantor (including (1) a balance sheet as of the end of such fiscal quarter, (2) a statement of income and expense for such

fiscal quarter, (3) a statement of cash flow for such fiscal quarter and (4) a statement of change in financial position) and (ii) a certificate of the chief financial officer of Entity Guarantor (y) setting forth in reasonable detail the Net Worth (as defined below) of Entity Guarantor as of the end of such prior fiscal quarter in form, content, level of detail and scope reasonably acceptable to Lender and (z) certifying that such quarterly financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition of Entity Guarantor; and

(c) within twenty (20) days after request by Lender, such other financial information with respect to Entity Guarantor as Lender may reasonably request.

5. Unconditional Character of Obligations of Each Guarantor.

(a) The obligations of Guarantors hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, any Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantors under this Guaranty, or any setoff or counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against a Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of any Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. **This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.** If the Guaranteed Obligations are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Guaranty shall nevertheless remain in full force and effect, and each Guarantor shall remain liable for all its remaining Guaranteed Obligations, even though any rights which such Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy; and if its Guaranteed Obligations are otherwise partially paid or discharged for any reason, including voluntary payment or prepayment, application of insurance proceeds or condemnation awards, additional financing or refinancing, or sale of any collateral for the Loan or a portion thereof, with or without the consent or cooperation of Lender, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for their respective remaining Guaranteed Obligations.

(b) The obligations of Guarantors under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, any Guarantor or any other Person;

(ii) any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii) the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv) the conveyance to Lender, any Affiliate of Lender or Lender's nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v) the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi) the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c) Except as otherwise specifically provided in this Guaranty, and to the extent permitted by law, Guarantors hereby expressly and irrevocably waive and agree not to assert or take advantage of (as a defense or otherwise):

(i) Any defense based upon diligence, notice of acceptance of this Guaranty, filing of claims with any court, or any proceeding to enforce any provision of any other Loan Document, against Guarantors, Borrower or any other Person;

(ii) All defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise;

(iii) Any right to require Lender to proceed against Borrower or any other Person or to proceed against or exhaust any security (including the Property) held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceeding against Guarantors hereunder;

(iv) The defense of the statute of limitations in any action hereunder;

(v) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Lender to file or enforce a claim against the estate (including in any Bankruptcy Proceeding) of any other Person or Persons;

(vi) Any failure on the part of Lender to ascertain the extent or nature of any property (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Note and/or the other obligations of Borrower under the Loan Documents whether held by Lender or by any Person or entity on Lender's

behalf or for Lender's account (the "***Secured Collateral***") or any insurance or other rights with respect thereto, or the liability of any party liable for the Loan Documents or the obligations evidenced or secured thereby;

(vii) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Guarantors or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

(viii) Any defense based upon an election of remedies by Lender;

(ix) Any right or claim of right to cause a marshalling of the assets of a Guarantor;

(x) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty;

(xi) Any duty on the part of Lender to disclose to Guarantors any facts Lender may now or hereafter know about Borrower or the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantors intend to assume or have reason to believe that such facts are unknown to Guarantors or have a reasonable opportunity to communicate such facts to Guarantors, it being understood and agreed that Guarantors are fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Guarantors hereunder;

(xii) Any lack of notice of disposition or of manner of disposition of any Secured Collateral;

(xiii) Failure to properly record any document or any other lack of due diligence by Lender in creating or perfecting a security interest in or collection, protection or realization upon any Secured Collateral or in obtaining reimbursement or performance from any Person or entity now or hereafter liable for the Loan Documents or any obligation secured thereby;

(xiv) The inaccuracy of any representation or other provision contained in any Loan Document;

(xv) Any sale or assignment of the Loan Documents, or any interest therein;

(xvi) Any sale or assignment by Borrower of any Secured Collateral, or any portion thereof or interest therein, whether or not consented to by Lender;

(xvii) Any lack of commercial reasonableness in dealing with any Secured Collateral;

(xviii) Any deficiencies in any Secured Collateral or any deficiency in the ability of Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(xix) An assertion or claim that the automatic stay provided by 11 U.S.C. § 362 (arising upon a Bankruptcy Proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter acquired, which Lender may have against Guarantors or any Secured Collateral;

(xx) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to any Bankruptcy Proceeding, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(xxi) Any change in the composition of Borrower, including the withdrawal or removal of any Guarantors from any current or future position of ownership, management or control of Borrower; and

(xxii) Any action, occurrence, event or matter consented to by any Guarantor under any other provision hereof, or otherwise.

(d) Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantors hereunder.

(e) No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantors hereunder, and Guarantors agree that if any Loan Document is modified with Borrower's and Lender's written consent or, in the case of Borrower's Recourse Liabilities, modified with Borrower's, Lender's and Guarantors' written consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f) Lender may proceed to protect and enforce any or all of its rights, powers, and remedies under this Guaranty by suit in equity or action at law (including foreclosure of all or any portion of the collateral for the Loan), whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized

or permitted under applicable law (in any order), and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantors. Each and every remedy of Lender shall, to the extent permitted by law, be non-exclusive and cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g) No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantors to Lender in any other respect or at any other time.

(h) At the option of Lender, any Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against any Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor to the extent of such Guarantor's liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i) Guarantors agree that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or any Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j) In the event that any Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with its Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to any Guarantor (which indebtedness will not be construed to include distributions made to, or compensation in connection with a redemption paid to, unit holders of Guarantor in accordance with that certain Limited Liability Company Agreement of Guarantor, dated as of August 25, 2023), such Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including Principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) such Guarantor shall not be entitled to enforce or receive payment thereof until all Principal, interest and other sums due pursuant to the Loan Documents have been indefeasibly paid in full. Nothing herein contained is intended or shall be construed to give any Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by any Guarantor under this Guaranty, until the expiration of ninety-one (91) days following the actual and irrevocable receipt by Lender of indefeasible payment in full of all Principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when any such

sums due and owing to Lender shall not have been fully and indefeasibly paid, such amount shall be paid by such Guarantor to Lender for credit and application against such sums due and owing to Lender. In connection with the foregoing, Guarantors expressly waive, until the expiration of ninety-one (91) days following such indefeasible payment, any and all rights of subrogation to Lender against Borrower, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any Secured Collateral.

(k) Guarantors' obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any or all of its remedies pursuant to the Loan Documents.

(l) Guarantors shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents.

6. Covenants.

(a) As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i) "***GAAP***" shall mean generally accepted accounting principles, consistently applied.

(ii) "***Net Worth***" shall mean, as of a given date, the greater of (A) (x) Entity Guarantor's total assets located in the United States as of such date (exclusive of any interest in the Property) less (y) Entity Guarantor's total liabilities as of such date, determined in accordance with GAAP or (B) the Parent Stock Value; provided, however, if the Parent Stock Value is utilized in the determination of Net Worth, the Parent is required to own a direct or indirect interest in at least six (6) properties (exclusive of any interest in the Property) of comparable value to the Properties in the aggregate.

(iii) "***Parent Stock Value***" means the product of (a) the sum of the number of outstanding (i) shares of common stock, par value $0.0001 per share ("***Parent Common Stock***"), of Parent plus (ii) common units of the Entity Guarantor not held by Parent multiplied by (b) the average closing price of Parent Common Stock on the NYSE American LLC on the trading day immediately prior to any date of determination.

(b) Until all of the Guaranteed Obligations have been paid in full, Entity Guarantor (i) shall maintain a Net Worth in excess of $40,000,000 (the "***Net Worth Threshold***") and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Entity Guarantor's Net Worth to fall below the Net Worth Threshold.

(c) Entity Guarantor shall not, at any time while a default in the payment or performance of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Entity Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or interest in Entity Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Entity

Guarantor's assets, or any interest therein, other than, in the case of clauses (c)(i) and (c)(ii), for a legitimate business purpose (and not for the purpose of shielding Entity Guarantor's assets from liability under this Guaranty).

(d) Entity Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of its business and to comply with all Legal Requirements applicable to it and its assets. Entity Guarantor shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity without obtaining the prior consent of Lender. Entity Guarantor shall not change its name, identity (including its trade name or names) or Entity Guarantor's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change.

(e) Each Guarantor shall, at such Guarantor's sole cost and expense:

(i) cure any defects in the execution and delivery of the Loan Documents to which such Guarantor is a party and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents to which such Guarantor is a party, as Lender may reasonably require; and

(ii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Guaranty and the other Loan Documents to which such Guarantor is a party, as Lender may reasonably require from time to time.

7. Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantors.

8. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, and such Guarantor's estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by any Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9. Governing Law.

(a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF

THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND THE NOTE, AND THIS GUARANTY AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AT 28 LIBERTY STREET, NEW YORK, NEW YORK 10005, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH GUARANTOR MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY SECURED COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11. Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12. WAIVER OF TRIAL BY JURY. EACH GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13. Other Guaranties. The obligations of Guarantors hereunder are separate and distinct from, and in addition to (and shall not be limited by), the obligations of Guarantors now or hereafter arising under any other guaranties (collectively, the "***Other Guaranties***"), indemnification agreements or other agreements to which Guarantor is now or hereafter becomes a party. Lender's enforcement hereof, and receipt of any amounts hereunder with respect to the Guaranteed Obligations, shall not be limited by (a) any recovery of Lender under any of the Other Guaranties, (b) the receipt by Lender of any amounts paid by Borrower or any other Person (other than a payment by Guarantor of a claim expressly made by Lender pursuant to this Guaranty) to Lender with respect to the Debt, or (c) any recovery of Lender under any of the other Loan Documents or any realization by Lender on any collateral for the Loan, provided that, notwithstanding anything to the contrary contained herein, if there are any "Guaranteed Obligations" hereunder that are also "Guaranteed Obligations" under any of the Other Guaranties, Lender may only collect such "Guaranteed Obligations" once, although Lender may elect in its sole discretion whether to collect such "Guaranteed Obligations" under this Guaranty or under such Other Guaranty.

14. Notices. All notices, consents, approvals and requests required or permitted hereunder (a "***Notice***") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by electronic mail (with a copy delivered by one of the other methods provided for in this Section), in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:	Argentic Real Estate Finance 2 LLC 31 West 27th Street, 12th Floor New York, New York 10001 Attention: Ryan Supple Telecopier (646) 560-1713
with a copy to:	Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, New York 10019-9710 Attention: Stephen Gliatta, Esq. Email: steve.gliatta@arnoldporter.com

If to any Guarantor: c/o Mobile Infrastructure Corporation
30 West 4th Street
Cincinnati, Ohio 45202
Attention: President
Email: Stephanie@mobileit.com

with a copy to: Venable LLP
750 East Pratt Street, Suite 900
Baltimore, Maryland 21202
Attention: Hirsh A. Ament, Esq.
Email: HMAment@venable.com

A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (iv) in the case of electronic mail, upon the date of receipt.

15. Guarantors' Receipt of Loan Documents. Each Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16. Interest; Expenses.

(a) If a Guarantor fails to pay all or any sums due hereunder from such Guarantor upon demand by Lender, the amount of such sums payable by such Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b) Each Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys' fees and disbursements that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of such Guarantor under this Guaranty.

17. Joint and Several Obligations. Each Guarantor shall have joint and several liability for the obligations of Guarantors hereunder to the extent of Guaranteed Obligations that are shared in common.

18. Gender; Number; General Definitions. All references to sections and schedules are to sections and schedules in or to this Guaranty unless otherwise specified. All uses of the word "including" or "include" or similar words shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property and/or in enforcing its rights hereunder.

19. **CPLR Section 3213**. Guarantors acknowledge and agree that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in Section 3213 of the New York Civil Practice Law and Rules, and Guarantors have been fully advised by its counsel of Lender's rights and remedies pursuant to said Section 3213.

20. **Termination**. (a) Notwithstanding anything to the contrary contained herein, (i) with respect to Entity Guarantor, this Guaranty shall terminate upon payment in full of the Debt other than with respect to those Guaranteed Obligations, that expressly survive repayment of the Debt pursuant to the terms and conditions of the Loan Documents, including without limitation, the Environmental Guaranteed Obligations; (ii) with respect to the Individual Guarantors, the Guaranteed Obligations set forth in Section 1(b)(ii)(A) of this Guaranty shall terminate upon payment in full of the Debt, other than with respect to those Guaranteed Obligations, that expressly survive repayment of the Debt pursuant to the terms and conditions of the Loan Documents and (iii) with respect to the Individual Guarantors, the Guaranteed Obligations set forth in Section 1(b)(ii)(B) of this Guaranty shall terminate upon the earlier of (A) payment in full of the Debt or (B) payment in full of or the refinancing, with a lender that is not an Affiliate of any Guarantor, of the Harvest Credit Facility.

(b) In such circumstance, Lender shall upon written request of a Guarantor, execute an instrument in a form reasonably acceptable to Lender confirming such termination; provided, that Entity Guarantor shall pay and reimburse Lender for all reasonable and actual out-of-pocket costs and expenses incurred by Lender to negotiate and prepare the instruments evidencing such termination.

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